PURCHASE AGREEMENT
                Marie Callender's - Henderson, NV

This AGREEMENT, entered into effective as of the 10 of July, 2000.

l. PARTIES. AEI Net Lease Income & Growth Fund XIX Limited Partnership which presently owns an undivided 30.4412% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Entire Property"). Buyer is Shigemi Miya and Yukio Miya, Trustees of the Shigemi Miya Family Protection Trust dated February 23, 1996 ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction
consists   of   an   undivided   11.6099%   percentage   interest
(hereinafter, simply the "Property") as Tenant in Common in the Entire Property.

3.  PURCHASE  PRICE   The  purchase  price  for  this  percentage
interest in the Entire Property is $250,000, all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $5,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

     (b) Buyer will deposit the balance of the purchase price, $245,000 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5. CLOSING DATE. Escrow is anticipated to close on or before July 30, 2000. Close of escrow is contingent on the closing of the sale of the real property situate in the County of Davis, State of Utah, being more particularly described in Exhibit "B".

6. DUE DILIGENCE. Buyer will have until the expiration of the tenth business day (The "Review Period") after delivery of each of following items, to be supplied by Sellers, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Sellers harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.


     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV

     (c) A copy of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property.

     (d) Lease (as further set forth in paragraph 11(a) below) of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

It  is a contingency upon Seller's obligations hereunder that two
(2) copies of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and AEI Real Estate Fund XIX Limited Partnership and dated on escrow closing date be delivered to the Seller on the closing date.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Sellers or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property or Sellers may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and



     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV



assessments;  survey  exceptions;  the  rights  of   parties   in
possession pursuant to the lease defined in paragraph  11  below;
and other items of record as shown in the title commitment.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Sellers shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

      Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice of satisfaction of Buyer's objections to the Buyer, the parties shall perform this Agreement according to its terms.

9. CLOSING COSTS. Seller will pay one-half of escrow fees, the cost of the title commitment and any brokerage commissions payable. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Buyer will pay all recording fees, one-half of the escrow fees, and the cost of an update to the Survey in Seller possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

     (a)  Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share


     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV



     of all operating expenses of the Entire Property incurred on and after the date of closing.


11.  SELLER'S REPRESENTATION AND AGREEMENTS.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the Lease Agreement in existence between AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Income & Growth Fund XXII Limited Partnership (as "Landlord") and Marie Callender Pie Shops Inc.("Tenant"), dated September 27, 1999, Seller is not aware of any leases of the Property. The above referenced lease agreement has a right of first refusal in favor of the Tenant as set forth in Article 34 of said lease agreement, which right will apply to any attempted disposition of Property by Buyer after this transaction.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property, provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.

12.  DISCLOSURES.

     (a) Seller has not received any notice of any material, physical, or mechanical defects of the Entire Property, including without limitation, the plumbing, heating, air conditioning, ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (b) Seller has not received any notice that the use and operation of the Entire Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.


     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV



     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the Tenant from using and operating the Entire Property after the Closing in the manner in which the Entire Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (d) Seller has not received any notice that the Entire Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Entire Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Entire Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Entire Property after the Closing Date. Seller shall indemnify Buyer for any liability arising due to Hazardous Materials on or in connection with the Entire Property prior to the Closing Date. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (e) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     (f) BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ENTIRE PROPERTY AND SUCH FINANCIAL INFORMATION ON THE LESSEE AND GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST, IF IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY, THE ENTIRE PROPERTY AND TO THE LESSEE AND GUARANTORS OF LEASE WAS
     OBTAINED FROM A VARIETY OF SOURCES AND SELLER NEITHER (A) HAS MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, OR (B) MAKES ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, TENANTABILITY, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

     The provisions (d) - (f) above shall survive Closing.



     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV



13.  CLOSING.

     (a) Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the Second Payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.



     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV



     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

     (a) If, prior to closing, the Property or any part thereof is destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer



     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV



of such documents reasonably requested by Seller to evidence the termination hereof).

17.  BUYER'S 1031 TAX FREE EXCHANGE.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

           Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Starker Services, Inc., which will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Starker Services, Inc., will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Seller consents to such assignments. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Starker Services, Inc., Seller will deed the Property directly to Buyer.

18.  CANCELLATION

     If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 10 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 10 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  MISCELLANEOUS.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.



     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV



     (b) If this escrow has not closed by July 30, 2000, through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:
          Attention:  Robert P. Johnson
          AEI Income & Growth Fund XXII Limited Partnership AND
          AEI Net Lease Income & Growth Fund XIX Limited Partnership 1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:
          Yukio & Shigemi Miya, Trustees
          107 South 1000 West
          Clearfield, UT  84015

     When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.











             REST OF PAGE INTENTIONALLY LEFT BLANK.





     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV





IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.



BUYER:    Shigemi Miya, Trustee of the Shigemi Miya  Family
          Protection Trust dated February 23, 1996


          By: /s/ Shigemi Miya Trustee
                  Shigemi Miya, Trustee


          Yukio  Miya, Trustee  of  the
          Shigemi Miya Family Protection Trust
          dated February 23, 1996


          By: /s/ Yukio Miya Trustee
                  Yukio Miya, Trustee






     SELLER: AEI Net Lease Income & Growth Fund XIX
             Limited Partnership

             By: AEI Fund Management XIX, Inc.,
                 its corporate general partner

             By: /s/ Robert P Johnson
                     Robert P. Johnson, President



     Buyer Initial: /s/ SM  /s/ YM
     Purchase Agreement for Marie Callender's - Henderson, NV





                              EXHIBIT "A"



     Being a division of Lot One (1) as shown upon the FINAL MAP OF GALLERIA COMMONS ( a commercial subdivision) as depicted in Book 79, Page 48 of Plats, Official Records, Clark County, Nevada, also being a portion of the West Half (W 1/2) of the South west Quarter ( SW 1/4 ) of Section 3, Township 22 South, Range 62 East, M.D.M., City of Henderson, Clark County, Nevada, more particularly described as follows:

     Commencing at the West Quarter Corner (W 1/4 Cor.)  of  said
     Section 3, said corner being common to Sections 3 and 4; Thence South 00 14' 06" West along the West line of said
     Section 3, a distance of 808.13 feet;
     Thence North 88 55' 32" East, a distance of 50.01 feet to a point on the Easterly right of way line of Stephanie Street Thence South 00 14' 06" West along said Easterly right of way line, a distance of 585.62 feet;
     Thence south 89 45' 54" East, a distance of 20.00 feet to the Point of Beginning;
     Thence North 88 51' 28" East, a distance of 147.22 feet; Thence south 01 05' 43" East, a distance of 108.33 feet; Thence South 88 51' 28" West, a distance of 2.92 feet; Thence South 00 36' 35" East, a distance of 179.31 feet; Thence south 89 56' 32" West, a distance of 149.41 feet; Thence North 00 14' 06" East, a distance of 284.89 feet to the POINT OF BEGINNING.






                              EXHIBIT "B"


     Parcel 1:

     Part  of  the Southwest Quarter of the Southwest Quarter  of
     Section 34, Township 5 North, Range 2 West of the Salt  Lake
     Base and Meridian described as follows:

     Beginning  at  a  point which lies North 00  06;  55"  East,
     209.36 feet (208.00 feet by record) and South 89 56' 32"East 1259.55 feet (1254.0 feet by record) from the Southwest corner of said Section 34, and running thence North, 1112.0 feet; thence North 89 36' 02" West (North 89 54' 35" West by record), 4.94 feet; thence South 00 12' 16" West, 431,87 feet; thence South 00 14' 63" West 248.62 feet; thence South 00 04' 17" West 211.36 feet; thence South 00 04' 25" West,
     220.19 feet; thence South 89 56' 32" East, 8.10 feet to the point of beginning.


     Less and Excepting:

     Beginning at a point which lies North 00 06' 55" East 209.36 feet (208 by record) and South 89 56' 32 East 1251/45 feet from, the Southwest corner of the Southwest Quarter of
     Section 34, Township 5 North, Range 2 West, Salt Lake Base and meridian, thence South 89 56' 32" East 54 feet; thence North 53 45' 07" West 66.896 feet; thence South 00 04' 25" West 39.5 feet to the point of beginning.



     Parcel 2:

     Beginning 223 rods West and 208 feet North from the Southeast corner of Section 34, Township 5 North, Range 2 West, Salt Lake Base and Meridian, thence West 346.5 feet; thence North 1112 feet; thence East 346.5 feet; thence South 1112 feet to the point of beginning,


     Less and Exception:


     Beginning at a point which lies North 00 06' 55" East 209.36 feet (208 feet by record) and South 89 56' 32" east 1251.45 feet from the Southwest corner of the Southwest Quarter of
     Section 34, Township 5 North, Range 2 West, Salt Lake Base and Meridian, thence South 89 56' 32" East 54 feet; thence North 53 45' 07" West 66.896 feet; thence South 00 04' 25" West 39.5 feet to the point of beginning.